EXHIBIT (q)(1)

POWER OF ATTORNEY

I, the undersigned Director/Officer of the following investment companies:

AMERICAN CENTURY MUTUAL FUNDS, INC.
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
AMERICAN CENTURY GROWTH FUNDS, INC.

(“the Funds”)

hereby constitute and appoint, Charles A. Etherington, David H. Reinmiller, Janet A. Nash, Brian L. Brogan, Otis H. Cowan, Ryan L. Blaine, Christine J. Crossley, Kathleen Gunja Nelson, and Daniel K. Richardson, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, or any successor thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements on Form N-1A or any successor thereto,  and any supplements or other instruments in connection therewith; (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the sale of securities of the Fund; and (c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after December 11, 2009.

This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

WITNESS my hand on this 11th day of December, 2009.

Signature
/s/ Thomas A. Brown	/s/ Andrea C. Hall
Thomas A. Brown, Director	Andrea C. Hall, Director
/s/ James A. Olson	/s/ Donald H. Pratt
James A. Olson, Director	Donald H. Pratt, Director
/s/ Gale E. Sayers	/s/ M. Jeannine Strandjord
Gale E. Sayers, Director	M. Jeannine Strandjord, Director
/s/ Jonathan Thomas	/s/ John R. Witten
Jonathan Thomas, President and Director	John R. Whitten, Director
/s/ Robert J. Leach
Robert J. Leach, Vice President and Treasurer and Chief Financial Officer